EX-99.B-77C
                         UNITED RETIREMENT SHARES, INC.


SUB-ITEM 77C:  Submission of matters to a vote of security
               holders:

(a)  A Special Meeting of Shareholders was held June 22, 1999.

(b)  Auditors were approved.

(c)  Matters voted upon at the Special Meeting:

Item 1.        To elect the Board of Directors:

                                                   Broker
                                For    Withhold   Non-Votes*
J. Concannon             45,941,173   1,401,755       0
J. Dillingham            45,919,021   1,423,907       0
D. Gardner               45,885,435   1,457,493       0
L. Graves                45,914,244   1,428,684       0
J. Harroz Jr.            45,874,198   1,468,730       0
J. Hayes                 45,788,010   1,554,918       0
R. Hechler               45,904,982   1,437,946       0
H. Herrmann              45,918,180   1,424,748       0
G. Johnson               45,770,798   1,572,130       0
W. Morgan                45,875,080   1,467,848       0
R. Reimer                45,860,907   1,482,021       0
F. Ross                  45,934,091   1,408,837       0
E. Schwartz              45,898,436   1,444,492       0
K. Tucker                45,927,896   1,415,032       0
F. Vogel                 45,928,846   1,414,082       0

Item 2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent accountants for its current fiscal year:

                                                   Broker
                   For      Against     Abstain   Non-Votes*
            45,150,428      429,447   1,763,053       0

Item 3. To approve or disapprove the amendment to the Fund's investment management agreement with Waddell & Reed Investment Management Company:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            42,310,417    2,859,035   2,142,268     31,208

Item 4. To approve or disapprove amendment of the Fund's policy regarding securities lending:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            42,275,580    2,150,542   2,885,598     31,208

Item 5. To approve or disapprove the Fund's Articles of Incorporation to change the par value of Fund shares to $0.001:

                                                    Broker
                   For      Against     Abstain   Non-Votes*
            42,613,816    1,456,568   3,272,544       0

*Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.
(d)  Not applicable